As filed with the Securities and Exchange Commission on November 7, 2017

Registration No. 333-143344

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DGSE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0097334
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13022 Preston Road

Dallas, Texas 75240

(972) 587-4049

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

2006 Equity Incentive Plan

2004 Stock Option Plan

(Full title of the plan)

John R. Loftus

Chief Executive Officer

DGSE Companies, Inc.

13022 Preston Road

Dallas, Texas 75240

(972) 587-4049

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John A. Bonnet III, Esq.

Stewart & Bonnet, LLP

500 N. Akard, Suite 1830

Dallas, Texas 75201

(214) 740-4260

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8, No. 333-143344 (the “Registration Statement”) of DGSE Companies, Inc. (the “Registrant”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities (including 868,600 shares) reserved for issuance and registered for sale under the 2006 Equity Incentive Plan and the 2004 Stock Option Plan (collectively, the “Plans”). Each of the Plans expired by their terms, and the Registrant no longer offers its securities through the Plans. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered for issuance under the Registration Statement that remain unsold at the termination of the offering through the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 7, 2017.

DGSE COMPANIES, INC.

By:	/s/ John R. Loftus
John R. Loftus
Chairman of the Board, Chief Executive Officer, President

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.